Appendix 1

DEFINITIONS

“Access Person” means every director, officer, advisory board member or employee of Azzad Asset Management, or the Fund, as applicable, who, in the course of his or her regular functions, (1) makes, participates in, or obtains information regarding the purchase or sale of a Security by an Advisory Client; (2) is involved in making purchase or sale recommendations for an Advisory Client; or (3) obtains information concerning such recommendations prior to their dissemination.  “Access Person” also means any agents of Azzad Asset Management or the Fund as the Preclearance Officer shall designate who would be deemed Access Persons if they were employees of the foregoing.

“Advisory Board” means the committee which reviews the Fund’s investment policies and general business practices to ensure that they comply with Islamic Law as set forth in the Shariah.

“Advisory Client” means any client (including investment companies and limited partnerships) for which Azzad Asset Management serves as investment adviser, or any person or entity for which Azzad Asset Management serves as investment adviser,  renders investment advice, or makes investment decisions.

“Azzad Asset Management” means Azzad Asset Management, Inc., a Delaware corporation.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.  An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations.  Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Preclearance Officer.  Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

“Code” means this Code of Ethics.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

“Fund” means Azzad/Dow Jones Ethical Market Fund and any other registered investment company or series thereof for which Azzad Asset Management may in the future serve as investment adviser.

“Immediate Family” of an Access Person means any of the following persons who reside in the same household as such person:

child

grandparent

son-in-law

stepchild

spouse

daughter-in-law

grandchild

sibling

brother-in-law

parent

mother-in-law

sister-in-law

stepparent

father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Preclearance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

“Independent Directors” means the independent directors that serve on the board of directors of any registered investment company advised by Azzad Asset Management.

“Limited Partnership” means Azzad Growth Fund, L.P. and any other limited partnership for which Azzad Asset Management may in the future serve as investment adviser.

“Material Nonpublic Information” means information which has not been effectively communicated to the market place, provided that: (1) there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions; or (2) such information is reasonably certain to have a substantial effect on the price of a Security.

“Preclearance Officer” means the person designated as the Preclearance Officer in Appendix 2 hereof.

“SEC” means the Securities and Exchange Commission.

            “Security” includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants.  Security does not include futures or options on futures but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Securities Transaction” means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

Appendix 2

CONTACT PERSONS

PRECLEARANCE OFFICER: __________________

DESIGNEES OF PRECLEARANCE OFFICER

1.

_____________________________

2.

_____________________________

Appendix 3

PERSONAL HOLDINGS

IN SECURITIES OTHER THAN THE FUND AND THE LIMITED PARTNERSHIP

In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities in which you have a Beneficial Interest (including those in accounts of your Immediate Family), and all Securities in non-client accounts for which you make investment decisions.

Name:

_________________________________

If different than (1), name of the person

in whose name the account is held:

_________________________________

Relationship of parties listed above:

_________________________________

Broker at which Account is maintained:

_________________________________

Account Number:

_________________________________

Contact person at Broker and phone number:

_________________________________

For each account, attach the most recent account statement listing Securities in that account.  If the Access person owns Beneficial Interests in Securities that are not listed in an attached account statement, list them below:

Name of Security

Quantity

Value

Custodian

1.  _______________________________________________________________________________

2. _______________________________________________________________________________

3. _______________________________________________________________________________

4. _______________________________________________________________________________

5. _______________________________________________________________________________

6. _______________________________________________________________________________

(Attach separate sheet if necessary.)

I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.

________________________________________

Signature

Date: __________________________

_______________________________________

Print Name

Appendix 4

PERSONAL HOLDINGS IN FUNDS AND LIMITED PARTNERSHIPS

ADVISED BY AZZAD ASSET MANAGEMENT

In accordance with Section II.A of the Code of Ethics, please provide a list of all funds and limited partnerships advised by Azzad Asset Management in which each Access person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person.

(1)

Name of Access Person:

____________________________________________________________

(2)

If different from (1), name of the person

in whose name the account is held:

____________________________________________________________

(3)

Relationship of (2) to (1):

____________________________________________________________

(4)

List each account advised by Azzad Asset Management in which you or an Immediate Family member has a Beneficial Interest below:

Name of Fund

Account Number

1.

__________________________________________________________________________________________________

2.

__________________________________________________________________________________________________

3.

__________________________________________________________________________________________________

4.

__________________________________________________________________________________________________

5.

__________________________________________________________________________________________________

6.

__________________________________________________________________________________________________

(Attach separate sheet if necessary.)

I certify that this form and the attached statements (if any) constitute all of the Azzad Asset Management funds and limited partnerships in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.

Access Person Signature:

_________________________________

Access Person Name (Printed):

_________________________________

Dated:

_________________________________

Appendix 5

TRADE AUTHORIZATION REQUEST

FOR ACCESS PERSONS

Name:

___________________________________________________

If different than (1), name of the person in whose

account the trade will occur:

___________________________________________________

Relationship of parties listed above:

__________________________________________________

Name of Security:

___________________________________________________

Maximum number of shares or units to be purchased

or sold or amount of bond:

___________________________________________________

Name and phone number of broker to effect transaction:___________________________________________________

Check if applicable:

Purchase

_____

Market Order

_____

Sale

_____

Limit Order

_____

(Limit Order Price: ____________)

In connection with the foregoing transaction, I hereby make the foregoing representations and warranties:

(a)

I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

(b)

To my knowledge:

(1)

The Securities or “equivalent” securities (i.e., securities issued by the same issuer) [are / are not]  (circle one) held by any investment funds or other accounts managed by Azzad Asset Management.

(2)

There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment funds or other accounts managed by Azzad Asset Management; and

(3)

None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment funds or other accounts managed by Azzad Asset Management.

(c)

The Securities are not being acquired in an initial public offering.

(d)

The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.

(e)

None of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.

(f)

I have read the Azzad Asset Management Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

________________________________________          ________________________________________

Access Person                                                                    Print Name

Appendix 6

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS*

I acknowledge that I have received the Code of Ethics dated January __, 2001, and represent that:

1.

In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.

2.

In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B.2. of the Code of Ethics.

3.

In accordance with Section II.F.1. of the Code of Ethics, I will report all Securities Transaction in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.F.1. of the Code of Ethics.

4.

I will comply with the Code of Ethics in all other respects.

5.

I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

_________________________________

Access Person Signature

_________________________________

Print Name

Date:

_________________________________

*Representations (1), (2), and (5) do not apply to Independent Fund Directors and members of the Advisory Board.

Appendix 7

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1.

In accordance with Section II.A. of the Code of Ethics, I have fully disclosed the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

2.

In accordance with Section II.B.1. of the Code of Ethics, I have obtained prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B.2. of the Code of Ethics and except to the extent disclosed on an attached schedule.*

3.

In accordance with Section II.F.1. of the Code of Ethics, I have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from reporting under Section II.F.1. of the Code of Ethics and except to the extent disclosed on an attached schedule.

4.

I have complied with the Code of Ethics in all other respects.

_________________________________

Access Person Signature

_________________________________

Print Name

Dated:

___________________________________

*Representations (1) and (2) do not apply to Independent Fund Directors or members of the Advisory Board.

Appendix 8

Form of Letter to Broker, Dealer or Bank

<Date>

<Broker Name and Address>

Subject:

Account # _____________

Dear _______________:

Azzad Asset Management, my employer, is a registered investment adviser.  In connection Azzad Asset Management’s Code of Ethics, you are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to Azzad Asset Management.  Please address the confirmations and statements directly to:

Azzad Asset Management, Inc.

3130 Fairview Park, Suite 130

Falls Church, VA 22042

Attn: ______________

Your cooperation is most appreciated.  If you have any questions regarding these requests, please contact me or [____________] of Azzad Asset Management at (703) 207-7005.

Sincerely,

<Name of Access Person>

cc:

________________